NEWS RELEASE
Five Below, Inc. Announces Third Quarter Fiscal 2014 Financial Results
Reports sales growth of 25% to $138.0 million
Reports diluted EPS of $0.06
Reiterates full year fiscal 2014 EPS guidance
PHILADELPHIA, PA – (December 4, 2014) – Five Below, Inc. (NASDAQ: FIVE) today announced financial results for the thirteen and thirty-nine weeks ended November 1, 2014.

For the thirteen weeks ended November 1, 2014:

•	Net sales increased by 24.6% to $138.0 million from $110.7 million in the third quarter of fiscal 2013; comparable store sales increased by 1.5%.

•
Operating income increased to $5.5 million from $3.0 million in the third quarter of fiscal 2013. Adjusted operating income, which excludes the impact of the founders’ transaction in the third quarter of fiscal 2013 (see GAAP to Non-GAAP reconciliation table), increased to $5.5 million from $4.5 million in the third quarter of fiscal 2013.

•	The Company opened 12 new stores and ended the quarter with 365 stores in 21 states. This represents an increase in stores of 20% from the end of the third quarter of fiscal 2013.

•
U.S. generally accepted accounting principles, or GAAP, net income was $3.3 million compared to $1.7 million in the third quarter of fiscal 2013. Adjusted net income, which excludes the impact of the founders’ transaction in the third quarter of fiscal 2013 (see GAAP to Non-GAAP reconciliation table), was $3.3 million compared to $2.6 million for the third quarter of fiscal 2013.

•
GAAP diluted income per common share was $0.06 compared to $0.03 per share in the third quarter of fiscal 2013. Adjusted diluted income per common share, which is adjusted net income on an adjusted diluted weighted average shares outstanding basis in the third quarter of fiscal 2013 (see GAAP to Non-GAAP reconciliation table), was $0.06 per share compared to $0.05 per share in the third quarter of fiscal 2013.

Thomas Vellios, Co-Founder and CEO, stated: “We delivered another quarter of solid performance with sales and earnings at the high end of our guidance range despite the 9% comp comparison from the third quarter of 2013. We have now completed our 62 planned 2014 openings and are very pleased with the consistent strength in performance we continue to see out of our new stores.”

Mr. Vellios added: “We have worked hard all year building our capabilities, adding necessary talent, bringing on seasoned leadership and breaking ground on a new East Coast distribution center to support the considerable runway of growth that lies ahead. Across marketing, merchandising, stores and the entire organization, we believe Five Below is ready and in a great position to deliver on our promise of newness, excitement and value to customers this holiday season."

 For the thirty-nine weeks ended November 1, 2014:

•	Net sales increased by 28.8% to $416.5 million from $323.4 million in the comparable period in fiscal 2013; comparable store sales increased by 3.6%.

•
Operating income was $24.1 million as compared to $13.4 million in the comparable period in fiscal 2013. Adjusted operating income, which excludes the impact of the founders' transaction in both periods and the fees incurred related to the Company's secondary public offering in the second quarter of fiscal 2013 (see GAAP to Non-GAAP reconciliation table), increased to $24.9 million as compared to $18.9 million in the comparable period in fiscal 2013.

•	The Company opened 61 new stores, compared to 60 net new stores opened in the comparable period in fiscal 2013.

•
GAAP net income was $14.7 million compared to $7.3 million in the comparable period in fiscal 2013. Adjusted net income, which excludes the impact of the founders' transaction in both periods and the fees incurred related to the Company's secondary public offering in the second quarter of fiscal 2013 (see GAAP to Non-GAAP reconciliation table), was $15.2 million compared to $11.1 million for the comparable period in fiscal 2013.

•
GAAP diluted income per common share was $0.27 compared to $0.13 per share in the comparable period in fiscal 2013. Adjusted diluted income per common share, which is adjusted net income on an adjusted diluted weighted average common shares outstanding basis in both periods (see GAAP/Non-GAAP reconciliation table), was $0.28, compared to $0.20 in the comparable period in fiscal 2013.

Balance sheet highlights as of November 1, 2014:

•	Cash and cash equivalents: $5.3 million

•	Total liquidity (cash and cash equivalents plus availability on a $20 million revolver facility): $25.3 million

Fourth Quarter and Fiscal 2014 Guidance:
For the fourth quarter of fiscal 2014, net sales are expected to be in the range of $262 million to $266 million based on opening one new store and assuming a 4% increase in comparable store sales. GAAP net income is expected to be in the range of $32.5 million to $33.8 million, with a GAAP diluted income per common share range of $0.59 to $0.62 on approximately 54.7 million estimated diluted weighted average shares outstanding.

For fiscal 2014, net sales are expected to be in the range of $678 million to $682 million based on opening 62 new stores for the full year and assuming an approximate 4% increase in comparable store sales. GAAP net income is expected to be in the range of $47.2 million to $48.5 million, with a GAAP diluted income per common share of $0.86 to $0.89 on approximately 54.6 million estimated diluted weighted average shares outstanding. Excluding $0.5 million, or $0.01 per adjusted diluted share in tax-effected expenses related to the founders' transaction, adjusted net income is expected to be in the range of $47.7 million to $49.0 million, or $0.87 to $0.90 per diluted share based on estimated adjusted diluted weighted average shares outstanding of approximately 54.7 million.

Conference Call Information:
A conference call to discuss the third quarter fiscal 2014 financial results is scheduled for today, December 4, 2014, at 4:30 p.m. Eastern Time. Investors and analysts interested in participating in the call are invited to dial 888-797-2994 (international callers please dial 913-312-0648) approximately 10 minutes prior to the start of the call. A live audio webcast of the conference call will be available online at investor.fivebelow.com in the investor relations section of the website.

A taped replay of the conference call will be available within two hours of the conclusion of the call and can be accessed both online and by dialing 877-870-5176 (toll/international 858-384-5517). The pin number to access the telephone replay is 8632781. The replay will be available until December 11, 2014.

Non-GAAP Information:
This press release includes non-GAAP adjusted operating income, adjusted net income, adjusted diluted weighted average shares outstanding and adjusted diluted income per common share, each a non-GAAP financial measure. The Company has reconciled these non-GAAP financial measures with the most directly comparable GAAP financial measures in tables accompanying this release. The Company believes that these non-GAAP financial measures not only provide its management with comparable financial data for internal financial analysis but also provide meaningful supplemental information to investors. Specifically, these non-GAAP financial measures allow investors to better understand the performance of the Company’s business and facilitate a meaningful evaluation of its quarterly and fiscal year 2014 diluted income per common share and actual results on a comparable basis with its quarterly and fiscal year 2013 results. In evaluating these non-GAAP financial measures, investors should be aware that in the future the Company may incur expenses or be involved in transactions that are the same as or similar to some of the adjustments in this presentation. The Company’s presentation of non-GAAP financial measures should not be construed to imply that its future results will be unaffected by any such adjustments. The Company has provided this information as a means to evaluate the results of its ongoing operations. Other companies in the Company’s industry may calculate these items differently than it does. Each of these measures is not a measure of performance under GAAP and should not be considered as a substitute for the most directly comparable financial measures prepared in accordance with GAAP. Non-GAAP financial measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the Company’s results as reported under GAAP.

Forward-Looking Statements:
This news release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 as contained in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which reflect management's current views and estimates regarding the Company's industry, business strategy, goals and expectations concerning its market position, future operations, margins, profitability, capital expenditures, liquidity and capital resources and other financial and operating information. Investors can identify these statements by the fact that they use words such as "anticipate," "assume," "believe," "continue," "could," "estimate," "expect," "intend," "may," "plan," "potential," "predict," "project," "future" and similar terms and phrases. The Company cannot assure investors that future developments affecting the Company will be those that it has anticipated. Actual results may differ materially from these expectations due to risks relating to the Company's strategy and expansion plans, the availability of suitable new store locations, risks that consumer spending may decline and that U.S. and global macroeconomic conditions may worsen, risks related to the Company's continued retention of its senior management and other key personnel, risks relating to changes in consumer preferences and economic conditions, risks relating to extreme weather, risks relating to the Company's distribution centers, quality or safety concerns about the Company's merchandise, events that may affect the Company's vendors, increased competition from other retailers including online retailers, risks relating to cyber security, risks relating to trade restrictions, and risks associated with leasing substantial amounts of space. For further details and a discussion of these and risks and uncertainties, see the Company's periodic reports, including the annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, filed with or furnished to the Securities and Exchange Commission and available at www.sec.gov. If one or more of these risks or uncertainties materialize, or if any of the Company's assumptions prove incorrect, the Company's actual results may vary in material respects from those projected in these forward-looking statements. Any forward-looking statement made by the Company in this news release speaks only as of the date on which the Company makes it. Factors or events that could cause the Company's actual results to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company undertakes no obligation to publicly update any forward looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.

About Five Below:
Five Below is a rapidly growing specialty value retailer offering a broad range of trend-right, high-quality merchandise targeted at the teen and pre-teen customer. Five Below offers a dynamic, edited assortment of exciting products in a fun and differentiated store environment, all priced at $5 and below, including select brands and licensed merchandise across a number of category worlds: Style, Room, Sports, Tech, Crafts, Party, Candy, and Now. Five Below is headquartered in Philadelphia, Pennsylvania. For more information, visit www.fivebelow.com.

###
Investor Contact:
ICR, Inc.
Farah Soi
203-682-8200
farah.soi@icrinc.com

Media Contact:
ICR, Inc.
Alecia Pulman/Jessica Liddell
203-682-8200
FivePR@icrinc.com

FIVE BELOW, INC.
Consolidated Balance Sheets
(Unaudited)
(in thousands)

	November 1, 2014	February 1, 2014	November 2, 2013
Assets
Current assets:
Cash and cash equivalents	$5,291	$50,184	$5,550
Inventories	167,174	89,377	115,484
Prepaid income taxes	6,211	1,497	5,675
Deferred income taxes	5,199	4,586	2,060
Prepaid expenses and other current assets	20,421	15,255	17,286
Total current assets	204,296	160,899	146,055
Property and equipment, net	84,206	70,381	69,564
Deferred income taxes	1,618	232	—
Other assets	278	542	596
	$290,398	$232,054	$216,215

Liabilities and Shareholders’ Equity
Current liabilities:
Line of credit	$—	$—	$—
Current portion of note payable	—	19,500	—
Accounts payable	82,857	34,013	52,422
Income taxes payable	537	6,007	37
Accrued salaries and wages	5,130	2,672	4,125
Other accrued expenses	22,664	17,550	15,587
Total current liabilities	111,188	79,742	72,171
Note payable	—	—	19,500
Deferred rent and other	40,357	35,439	34,396
Deferred income taxes	—	—	1,063
Total liabilities	151,545	115,181	127,130
Shareholders’ equity:
Common stock	544	542	542
Additional paid-in capital	291,889	284,622	281,660
Accumulated deficit	(153,580)	(168,291)	(193,117)
Total shareholders’ equity	138,853	116,873	89,085
	$290,398	$232,054	$216,215

FIVE BELOW, INC.
Consolidated Statements of Operations
(Unaudited)
(in thousands, except share and per share data)

	Thirteen Weeks Ended		Thirty-Nine Weeks Ended
	November 1, 2014	November 2, 2013	November 1, 2014	November 2, 2013
Net sales	$137,979	$110,747	$416,462	$323,438
Cost of goods sold	96,356	76,513	284,999	219,591
Gross profit	41,623	34,234	131,463	103,847
Selling, general and administrative expenses	36,143	31,213	107,386	90,451
Operating income	5,480	3,021	24,077	13,396
Interest expense, net	6	321	88	1,223
Loss on debt extinguishment	—	—	244	266
Income before income taxes	5,474	2,700	23,745	11,907
Income tax expense	2,163	1,023	9,034	4,591
Net income	3,311	1,677	14,711	7,316
Net income attributable to participating securities	—	(21)	(20)	(110)
Net income attributable to common shareholders	$3,311	$1,656	$14,691	$7,206
Basic income per common share	$0.06	$0.03	$0.27	$0.14
Diluted income per common share	$0.06	$0.03	$0.27	$0.13
Weighted average shares outstanding:
Basic shares	54,329,859	53,409,601	54,159,532	53,227,393
Diluted shares	54,662,869	53,801,797	54,539,286	53,662,570

FIVE BELOW, INC.

Consolidated Statements of Cash Flows
(Unaudited)
(in thousands)

	Thirty-Nine Weeks Ended
	November 1, 2014	November 2, 2013
Operating activities:
Net income	$14,711	$7,316
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	12,605	9,859
Loss on debt extinguishment	244	266
Loss on disposal of property and equipment	95	438
Amortization of deferred financing costs	18	170
Share-based compensation expense	4,204	7,511
Deferred income taxes	(1,998)	(1,252)
Changes in operating assets and liabilities:
Prepaid income taxes	(4,715)	(5,639)
Inventories	(77,797)	(54,653)
Prepaid expenses and other assets	(5,164)	(5,900)
Accounts payable	46,518	22,717
Income taxes payable	(5,470)	(7,046)
Accrued salaries and wages	2,458	(79)
Deferred rent	5,655	6,976
Other accrued expenses	5,015	2,018
Net cash used in operating activities	(3,621)	(17,298)
Investing activities:
Capital expenditures	(24,787)	(21,758)
Net cash used in investing activities	(24,787)	(21,758)
Financing activities:
Repayment of note payable under Term Loan Facility	(19,500)	(15,000)
Cash paid for debt financing costs	—	(40)
Net proceeds from issuance of common stock	105	81
Proceeds from exercise of options to purchase common stock	1,221	1,332
Repurchase of unvested restricted shares related to stock option exercises	(1)	(4)
Excess tax benefit related to exercises of stock options	1,690	2,156
Net cash used in financing activities	(16,485)	(11,475)
Net decrease in cash and cash equivalents	(44,893)	(50,531)
Cash and cash equivalents at beginning of period	50,184	56,081
Cash and cash equivalents at end of period	$5,291	$5,550

FIVE BELOW, INC.
GAAP to Non-GAAP Reconciliation of Consolidated Statements of Operations
(Unaudited)
(in thousands, except share and per share data)

Reconciliation of operating income, as reported, to adjusted operating income
	Thirteen Weeks Ended		Thirty-Nine Weeks Ended
	November 1, 2014	November 2, 2013	November 1, 2014	November 2, 2013
Operating income, as reported	$5,480	$3,021	$24,077	$13,396
Adjustments:
Founders' transaction (1)	—	1,515	858	4,545
Secondary public offering fees (2)	—	—	—	1,000
Adjusted operating income	$5,480	$4,536	$24,935	$18,941

Reconciliation of net income attributable to common shareholders, as reported, to adjusted net income
	Thirteen Weeks Ended		Thirty-Nine Weeks Ended
	November 1, 2014	November 2, 2013	November 1, 2014	November 2, 2013
Net income attributable to common shareholders, as reported	$3,311	$1,656	$14,691	$7,206
Adjustments:
Net income attributable to participating securities, as reported	—	21	20	110
Net income, as reported	3,311	1,677	14,711	7,316
Adjustments:
Founders' transaction (1)	—	1,515	858	4,545
Secondary public offering fees (2)	—	—	—	1,000
Less tax benefit	—	(599)	(324)	(1,752)
Adjusted net income	$3,311	$2,593	$15,245	$11,109

Reconciliation of diluted weighted average shares outstanding, as reported, to adjusted diluted weighted average shares outstanding
	Thirteen Weeks Ended		Thirty-Nine Weeks Ended
	November 1, 2014	November 2, 2013	November 1, 2014	November 2, 2013
Diluted weighted average shares outstanding, as reported	54,662,869	53,801,797	54,539,286	53,662,570
Adjustments:
Unvested and vested restricted stock (3)	—	694,286	118,425	814,701
Adjusted diluted weighted average shares outstanding	54,662,869	54,496,083	54,657,711	54,477,271

Reconciliation of diluted income per common share, as reported, to adjusted diluted income per common share
	Thirteen Weeks Ended		Thirty-Nine Weeks Ended
	November 1, 2014	November 2, 2013	November 1, 2014	November 2, 2013
Diluted income per common share, as reported	$0.06	$0.03	$0.27	$0.13
Adjustments to numerator:
Founders’ transaction and secondary public offering fees per share (1) (2)	—	0.03	0.02	0.10
Income tax benefit per share	—	(0.01)	(0.01)	(0.03)
Adjusted diluted income per common share	$0.06	$0.05	$0.28	$0.20

(1)
Founders’ transaction relates to the expense recognition for the options granted to the founders in fiscal 2010 and their modification in March 2012, which cancelled the fiscal 2010 option award to purchase 2,020,620 shares of common stock and granted an equal number of restricted shares that vested through March 2014.

(2)
During the second quarter of fiscal 2013, the Company incurred approximately $1.0 million of non tax deductible expenses related to legal, accounting, and other fees in connection with its secondary public offering that closed in July 2013.

(3)	Assumes the impact of all unvested and vested restricted stock related to the Founders' transaction as of the beginning of the period.